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                                                                       EXHIBIT 2

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                                                        2116-130 ADELAIDE ST. W.
                                                             TORONTO, ON M5H 3P5
                                                                 T. 416.360.7590
                                                                 F. 416.360.7709
[LOGO] North American PALLADIUM Ltd.                         WWW.NAPALLADIUM.COM
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For Immediate Release                                               News Release
November 29, 2005                                     Trading Symbols  TSX - PDL
                                                                      AMEX - PAL



    NORTH AMERICAN PALLADIUM LTD. APPOINTS JAMES EXCELL AS PRESIDENT AND CEO

TORONTO, ONTARIO -- North American Palladium Ltd. is pleased to announce the appointment of Mr. James D. Excell, as the President and Chief Executive Officer effective January 1, 2006. Jim takes over from Andre J. Douchane who has been in the role since 2003. Andre will actively remain with the Company in his new position as Chairman.

Jim is currently President of Narego Solutions Inc., a consulting company to the mining industry and served as Chairman of BHP Billiton Diamonds Inc. up to the end of June 2005. During an international career spanning more than three decades with BHP Billiton, he managed and developed some of the world's premier mining projects including the Ekati Diamond Mine in the Northwest Territories, and later became President and Chief Operating Officer of BHP Billiton Diamonds Inc. He has also managed metallurgical and thermal coal mines in Australia and the United States and the Island Copper Mine in Canada. Jim obtained a Bachelor of Science in Metallurgical Engineering from the University of British Columbia in 1972.

Jim serves as a director of Fortune Minerals Ltd., Diamondex Resources Ltd. and North American Palladium Ltd. To maintain independence between management and the board of directors, Jim will resign from the board of North American Palladium prior to assuming his new role.

In making this announcement, Andre Douchane stated, "I am very pleased to announce Jim's appointment and I welcome him to our senior management team, knowing that his contribution and experience will be invaluable. We are pleased with Jim's contribution to the board and we look forward to his greater involvement with North American Palladium as he works to continue the Company's growth initiatives."


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NORTH AMERICAN PALLADIUM'S LAC DES ILES MINE IS CANADA'S ONLY PRIMARY PRODUCER
OF PLATINUM GROUP METALS AND IS ONE OF THE LARGEST OPEN PIT BULK MINEABLE PALLADIUM RESERVES IN THE WORLD. THE COMPANY ALSO EARNS SUBSTANTIAL REVENUE FROM BY-PRODUCT NICKEL, PLATINUM, GOLD AND COPPER. IN ADDITION TO OPERATING LAC DES ILES, THE COMPANY'S MANDATE IS TO EXPAND ITS PRODUCTION PROFILE THROUGH AN AGGRESSIVE EXPLORATION CAMPAIGN, DESIGNED TO INCREASE ITS EXPOSURE TO BASE AND PRECIOUS METALS. PALLADIUM USE IN THE AUTO INDUSTRY CONTINUES TO BE AN IMPORTANT COMPONENT IN CONTROLLING EXHAUST EMISSIONS AS MANDATED BY MORE STRINGENT HYDROCARBON EMISSIONS STANDARDS FOR CARS, PARTICULARLY IN THE UNITED STATES, EUROPE AND JAPAN. PALLADIUM IS ALSO USED IN THE DENTAL, ELECTRONICS, JEWELLERY AND CHEMICAL SECTORS.

For further information contact:
Andre J. Douchane - President & CEO
Tel: (416) 360-2656     email: ADOUCHANE@NAPALLADIUM.COM

Krista M. Muhr, Manager, Investor Relations
Tel: (416) 360-2652     email: KMUHR@NAPALLADIUM.COM




News Release November 29, 2005,    Page 1 of 2     North American Palladium Ltd.

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Forward-Looking Statements - Certain statements included in this news release are forward-looking statements which are made pursuant to the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. They include the Company's mandate and the use of palladium in the automotive industry. Such forward-looking statements involve inherent risks and uncertainties. See the Company's most recent Annual Information Form and Annual Report on Form 40-F on file with securities regulators for a comprehensive review of risk factors.




News Release November 29, 2005,    Page 2 of 2     North American Palladium Ltd.